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                                                                     EXHIBIT 2.1

                           ARTICLES OF INCORPORATION

                                       OF

                         PERMA-TUNE ELECTRONICS, INC.

                                   * * * * *


     We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:


                                  ARTICLE ONE

     The name of the corporations is

                         PERMA-TUNE ELECTRONICS, INC.



                                  ARTICLE TWO

     The period of its duration is perpetual.


                                 ARTICLE THREE


     The purpose or purposes for which the corporation is organized are:

     To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


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                                  ARTICLE FOUR


     The aggregate number of shares which the corporation shall have authority to issue is ten thousand (10,000) without par value.


                                  ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

                                  ARTICLE SIX

     The street address of its initial registered office is 709 Cooper Street, Wylie, Texas 75098, and the name of its initial registered agent at such address is Lonnie Lenarduzzi.


                                 ARTICLE SEVEN

     The number of directors of the corporation may be fixed by the by-laws.

     The number of directors constituting the initial board of directors is five
(5), and the name and address of each person who is to serve as director until the first annual


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meeting of the shareholders or until a successor is elected and qualified are:


               NAME                          ADDRESS
               ----                          -------

               Lonnie Lenarduzzi             709 Cooper Street
                                             Wylie, Texas 75098

               Harold Smith                  709 Cooper Street
                                             Wylie, Texas 75098

               Wayne Robertson               709 Cooper Street
                                             Wylie, Texas 75098

               Linda Decker                  709 Cooper Street
                                             Wylie, Texas 75098

               Larrie Lenarduzzi             709 Cooper Street
                                             Wylie, Texas 75098




                                 ARTICLE EIGHT

     The name and addresses of the incorporators are:


               NAME                          ADDRESS
               ----                          -------

               J.R. Nelson                   818 W. Seventh Street
                                             Los Angeles, CA 90017


               D.A. Borriello                818 W. Seventh Street
                                             Los Angeles, CA 90017


     IN WITNESS WHEREOF, we have hereunto set our hands, this 16th day of April, 1993.

                                           /s/ J.R. NELSON
                                           ---------------------------------
                                           J.R. Nelson, Incorporator


                                           /s/ D.A. BORRIELLO
                                           ---------------------------------
                                           D.A. Borriello, Incorporator


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